Exhibit 23





Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K for the year ended November 30, 1999, into UAL's previously filed Form S-8 and Post Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-44553), Form S-8 Registration Statement (File No. 33-62749), Form S-8 Registration Statement (File No. 333-52249), and Form S-8 Registration Statement (File No. 333-63179) for the United Air Lines, Inc. Flight Attendant Employees' 401(k) Retirement Savings Plan.




                                     Arthur Andersen LLP


Chicago, Illinois
May 30, 2000